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                              ADOBE SYSTEMS INCORPORATED

                                      EXHIBIT 11

                      COMPUTATION OF NET INCOME PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)


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

                                          QUARTERS ENDED           SIX MONTHS ENDED
                                      ----------------------   ---------------------
                                       MAY 30      MAY 31       MAY 30       MAY 31
                                        1997        1996         1997         1996
                                      ---------   ---------    ---------   ---------
Net income                            $  40,106   $  22,009    $  86,590   $  55,672
                                      ---------   ---------    ---------   ---------
                                      ---------   ---------    ---------   ---------

Primary shares outstanding:
  Weighted average shares
    outstanding during the
    period                               72,259      73,137       71,953      73,145
  Common stock equivalent
    shares                                2,157       2,501        2,225       2,871
                                      ---------   ---------    ---------   ---------
                                         74,416      75,638       74,178      76,016
                                      ---------   ---------    ---------   ---------
                                      ---------   ---------    ---------   ---------


Fully diluted shares outstanding:
  Weighted average shares
    outstanding during the
    period                               72,259      73,137       71,953      73,145
  Common stock equivalent
    shares                                2,529       2,533        2,733       2,884
                                      ---------   ---------    ---------   ---------
                                         74,788      75,670       74,686      76,029
                                      ---------   ---------    ---------   ---------
                                      ---------   ---------    ---------   ---------



Primary net income per
  common stock and
  common stock equivalent
  share                               $     .54   $     .29    $    1.17   $     .73
                                      ---------   ---------    ---------   ---------
                                      ---------   ---------    ---------   ---------

Fully diluted net income per
  common stock and common
  stock equivalent share              $     .54   $     .29    $    1.17   $     .73
                                      ---------   ---------    ---------   ---------
                                      ---------   ---------    ---------   ---------
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